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                                                                                                                         Exhibit N

Metris Receivables, Inc.                                            Metris Master Trust                             Monthly Report
Securityholders' Statement                                             Series 1999-2                                      Mar-2000
Section 5.2                                                                    Class A             Class B               Total
(i) Security Amount ..................................................       500,000,000.00     49,450,550.00        549,450,550.00
(ii) Security Principal Distributed ..................................                 0.00                --                  0.00
(iii) Security Interest Distributed ..................................         2,837,899.31                --          2,837,899.31
(iv) Principal Collections ...........................................        28,922,844.56      2,860,501.14         31,783,345.70
(v) Finance Charge Collections .......................................        11,811,325.09      1,168,153.04         12,979,478.13
       Recoveries ....................................................           364,062.45         36,006.18            400,068.63
       Principal Funding Account Investment Earnings .................                 0.00              0.00                  0.00
       Accumulation Period Reserve Account Investment Earnings .......                 0.00              0.00                  0.00
         Total Finance Charge Collections ............................        12,175,387.54      1,204,159.22         13,379,546.76
Total Collections ....................................................        41,098,232.10      4,064,660.36         45,162,892.46
          (vi) Aggregate Amount of Principal Receivables .............                   --                --      5,221,708,199.36
       Invested Amount (End of Month) ................................       500,000,000.00     49,450,550.00        549,450,550.00
       Floating Allocation Percentage ................................            9.5754106%        0.9470186%           10.5224292%
       Fixed/Floating Allocation Percentage ..........................            9.5754106%        0.9470186%           10.5224292%
       Invested Amount (Beginning of Month) ..........................       500,000,000.00     49,450,550.00        549,450,550.00
       Average Daily Invested Amount .................................                   --                --        549,450,550.00
(vii) Receivable Delinquencies (As a % of Total Receivables)
       Current .......................................................                   --             86.74%     4,770,333,834.41
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent) ....                   --              5.56%       305,678,039.40
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent) ...                   --              2.29%       126,204,729.47
       90 Days and Over (60+ Days Contractually Delinquent) ..........                   --              5.41%       297,342,312.12
Total Receivables ....................................................                   --            100.00%     5,499,558,915.40
             (viii) Aggregate Investor Default Amount ................                   --                --          5,517,650.39
         As a % of Average Daily Invested Amount

               (Annualized based on 366 days/year) ...................                   --                --                 11.86%
(ix) Charge-Offs .....................................................                 0.00              0.00                  0.00%
(x) Servicing Fee ....................................................                   --                --            930,763.23
(xi) Unreimbursed Redirected Principal Collections ...................                   --                --                  0.00
(xii) Excess Funding Account Balance .................................                   --                --                  0.00
(xiii) New Accounts Added ............................................                   --                --                  0.00
(xiv) Average Gross Portfolio Yield ..................................                   --                --                 28.75%
         Average Net Portfolio Yield .................................                   --                --                 16.89%
(xv) Minimum Base Rate ...............................................                   --                --                  8.59%
        Excess Spread ................................................                   --                --                  8.30%
(xvi) Principal Funding Account Balance ..............................                   --                --                  0.00
(xvii) Accumulation Shortfall ........................................                   --                --                  0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                   --                --             July 2005
        Accumulation Period Length ...................................                   --                --                   N/A
(xix) Principal Funding Account Investment Proceeds Deposit ..........                   --                --                  0.00
        Required Reserve Account Amount ..............................                   --                --                  0.00
        Available Reserve Account Amount .............................                   --                --                  0.00
        Covered Amount ...............................................                   --                --                  0.00
(xx) Aggregrate Interest Rate Caps Notional Amount ...................                   --                --        500,000,000.00
        Deposit to the Caps Proceeds Account .........................                   --                --                  0.00
(xxi) Policy Claim Amount ............................................                   --                --                  0.00


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